                                 EXHIBIT 10.10

                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") is made and entered into by and among Action Products International, Inc. ("APII"), a Florida corporation, with its principal offices at 390 North Orange Avenue, Suite 2185, Orlando, Florida 32801 and Ronald E. Tuchman ("Tuchman"), an individual residing at 566 Wayne Drive, River Vale, New Jersey 07675.

         WHEREAS, Tuchman accepted employment as President and Chief Operating Officer of APII under an Employment Agreement with an effective date of January 29, 2001, as amended, including the Amendment to Employment Agreement dated as of July 1, 2002 (the "Employment Agreement"), and subsequently began employment with APII; and

         WHEREAS, pursuant to Section 3(c) of the Employment Agreement, APII agreed to grant Tuchman the right to purchase up to 130,000 shares of APII's common stock, par value $0.001 per share, pursuant to, and subject to the terms of, a Stock Option Agreement dated February, 2001 (the "Non-Plan Stock Option Agreement"); and

         WHEREAS, APII granted to Tuchman the right to purchase up to 70,000 shares of APII's common stock, par value $0.001 per share, under the 1996 Stock Option Plan (the "Plan Stock Option Agreement") (the Non-Plan Stock Option Agreement and Plan Stock Option Agreement are collectively referred to herein as the "Stock Option Agreements"); and

         WHEREAS, pursuant to Section 4 of the Employment Agreement, APII and Tuchman executed a Subscription Agreement (the "Subscription Agreement") dated February 2001, under which Tuchman acquired 114,286 shares of APII's common stock, par value $0.001 per share from APII at a purchase price of $1.75 per share for an aggregate purchase price of $200,000; and

         WHEREAS, APII and Tuchman desire, among other matters contained herein, to terminate both the employment relationship and the Employment Agreement, upon mutually acceptable terms and to settle any and all differences, claims and potential claims arising out of, among other matters,
(i) Tuchman's employment and termination of employment with APII, (ii) termination of the Employment Agreement, (iii) termination of APII's obligations under the Stock Option Agreements and any other options or warrants issued or granted to Tuchman, and (iv) termination of the parties executory obligations under the Subscription Agreement.

         NOW THEREFORE, in consideration of the mutual promises and other consideration contained herein and intending to be legally bound, the parties agree as follows:

1.       SEPARATION.

         (A) Tuchman hereby resigns, effective on the date hereof, from any and all positions, officerships, and directorships he holds with APII or any of its subsidiaries or affiliates. Simultaneous with the execution and delivery hereof, Tuchman has delivered to APII his written resignation in the form attached hereto as Exhibit "A".

         (B) Tuchman has returned to APII any of the following that he has in his possession: records and business documents, whether on computer or hard copy, and other materials

(including but not limited to computer disks and tapes, computer programs and software, office keys, APII credit cards, business cards (which business cards Tuchman has either returned to API or destroyed), correspondence, files, customer lists, technical information, customer information, pricing information, sources of supply, vendor information, business strategies, sales and purchasing records and copies thereof) (collectively, the "APII Records") provided by APII and/or its predecessors, subsidiaries or affiliates and/or obtained as a result of his employment with, or in any of his capacities with, or rendering of services for, APII and/or its predecessors, subsidiaries or affiliates, and/or created by Tuchman while employed by and/or rendering services to or for APII and/or its predecessors, subsidiaries or affiliates. Tuchman acknowledges that all such APII Records are the property of APII. In addition, Tuchman shall promptly return in good condition, normal wear and tear excepted, any and all computer equipment and accessories belonging to and/or leased by APII and/or its predecessors, subsidiaries or affiliates.

2. TERMINATION OF EMPLOYMENT AGREEMENT. The parties hereby mutually agree that the Employment Agreement is terminated in its entirety as of the date of this Agreement, and that Tuchman waives any claim he has or may have under the Employment Agreement for any payment of salary or accrued vacation time, receipt of other benefits, reimbursement for any expenses or automobile allowance; provided, however, that nothing herein shall restrict Tuchman's right to elect to continue health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA").

3. TERMINATION OF STOCK OPTION AGREEMENTS. The parties hereby mutually agree that the Stock Option Agreements, and any other rights to acquire any capital stock of APII issued or granted, or discussed or contemplated, to Tuchman, are terminated in their entirety as of the date of this Agreement.

4. TERMINATION OF SUBSCRIPTION AGREEMENT. The parties hereby mutually agree that Articles IV and V of the Subscription Agreement are terminated as of the date of this Agreement.

5. RIGHTS OF INTELLECTUAL PROPERTY. Tuchman acknowledges and agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, planning, marketing and/or creative policies, advertising campaigns, media campaigns, and budgets, practices, concepts, strategies, and methods of operation (excluding such budgets, practices, concepts, strategies, and methods of operation that are standard practices in the toy industries), financial or business projections, designs, logos, slogans and business plans developed or created by Tuchman in the course and scope of his employment with APII and/or any of its subsidiaries or affiliates, either individually or in collaboration with others, was and is deemed works for hire and the sole and absolute property of APII. Tuchman agrees that, at APII's request and expense, he will take all steps necessary to secure the rights thereto to APII by patent, copyright or otherwise.

6.       REPRESENTATIONS AND WARRANTIES.

         (A) As an inducement for APII to enter into this Agreement, Tuchman represents and warrants to APII that (i) during his employment with APII, he has not committed material breach of any restrictive covenant in
Section 10 of the Employment Agreement, (ii) that he has not assigned or attempted to assign any right or interest in any claim against APII or any of its affiliates or subsidiaries to any other person and that no other person has an interest in such rights or claims, whether such claim arises under the Employment Agreement, Stock Option Agreements, Subscription Agreement, or otherwise, and he has not used or disclosed his knowledge of APII's business affairs to aide others in competition with APII.

         (B) As an inducement for Tuchman to enter into this Agreement, APII represents and warrants to Tuchman that (i) APII is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; (ii) APII has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(iii) the execution, delivery and performance of this Agreement by APII and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on the part of APII is necessary to authorize the execution, delivery or performance of this Agreement; and (iv) APII has adequate capital under the Florida Business Corporation Act to purchase the Redemption Shares under Paragraph 7.

7. STOCK REPURCHASE. Provided Tuchman has not revoked this Agreement, and has delivered written confirmation that he has not revoked this Agreement, pursuant to Paragraph 17(c) herein, on the seventh (7th) business day after the date of this Agreement (the "Redemption Date"), APII shall purchase from Tuchman, and Tuchman sell to APII, 114,286 shares of APII common stock, par value $0.001 per share, which Tuchman acquired from APII pursuant to the Subscription Agreement, (the "Redemption Shares") for a total purchase price of One Hundred Twenty Eight Thousand Dollars ($128,000.00) (the "Redemption Price"). On the Redemption Date, (i) Tuchman shall deliver to APII the certificate(s) evidencing the Redemption Shares, with medallion guaranteed stock powers, endorsed in blank, which, Tuchman represents and warrants to APII are free and clear of any liens or claims and, and (ii) APII shall deliver to Tuchman the Redemption Price by wire transfer to such account as designated by Tuchman.

8.       NON-DISPARAGEMENT.

         (A) Tuchman shall not communicate, directly or indirectly, any negative or disparaging comments or information about APII or any of the current officers, directors, managers, supervisors, executives, employees or representatives of APII ("APII Agents") or any of APII's subsidiaries and affiliates concerning the reputation or status of APII's or APII's Agents' professional abilities or APII's, or any of APII's subsidiary's or affiliate's business or financial condition. In addition, Tuchman shall inform his affiliates, agents and representatives ("Tuchman Agents") to comply with these same terms with respect to APII and the APII Agents, and shall use reasonable efforts to cause them to comply with such terms, where he has actual knowledge of their failure to do so."

         (B) APII shall not communicate, directly or indirectly, any negative or disparaging comments or information about Tuchman or any of the Tuchman Agents concerning the reputation or status of Tuchman's or the Tuchman Agents' professional abilities or the business or financial condition of any of Tuchman, the Tuchman Agents, or any business in which Tuchman is currently, or in the future, involved. In addition, APII shall inform the APII Agents to comply with these same terms with respect to Tuchman, the Tuchman Agents, and any other business in which Tuchman is involved, and shall use reasonable efforts to cause them to comply with such terms, where APII has actual knowledge of their failure to do so."

         (C) Notwithstanding the foregoing, nothing contained in subparagraphs (a) and (b) immediately preceding shall be applicable with respect to any statements made by a party, where compelled by law to make any such statements, provided that such statements are true."

         (D) In addition to all other remedies, any party that has been damaged by any statements prohibited by the provisions of this Paragraph 8, shall be entitled to a temporary and permanent injunction without the necessity of showing any actual damage, or posting bond.

9.       CONFIDENTIALITY OF SEPARATION AGREEMENT.

         (A) Tuchman agrees not to disclose to anyone, either directly or indirectly, any information whatsoever regarding the existence or substance of this Agreement or the matters which have resulted in it, including those pertaining to Tuchman's separation from APII.

         (B) APII agrees not to disclose to anyone, either directly or indirectly, any information whatsoever regarding the existence or substance of this Agreement or the matters which have resulted in it, including those pertaining to Tuchman's separation from APII. If contacted by an outside party, APII will use its best efforts to have all such inquiries referred to Ronald S. Kaplan (APII's Chief Executive Officer), or any successor Chief Executive Officer of APII if Mr. Kaplan is not available, who shall be instructed to respond that Tuchman's termination was by mutual agreement and on an amicable basis and to confirm Tuchman's position and period of employment.

         (C) If either party is requested or becomes legally compelled or is required by any law, regulation or order, or by a regulatory body to make any disclosure that is prohibited or otherwise constrained by this Paragraph 9, such party will provide the other party with prompt notice of such request so that it may seek an appropriate protective order or other appropriate remedy. Subject to the foregoing, such party may furnish that portion (and only that portion) of such information that, in the written opinion of its counsel, the other party is legally compelled or is otherwise required to disclose. For purposes of APII's public disclosure obligations under Federal and state securities laws, the Rules and Regulation of the Securities and Exchange Commission and the Nasdaq Stock Market, APII may disclose such information about this Agreement as, in the opinion of counsel for APII, is necessary to comply with such laws, rules and regulations.

10. TUCHMAN'S RELEASE OF ALL CLAIMS. Tuchman, on behalf of himself, his agents, executors, legatees, devisees, administrators, successors, and assigns, does hereby irrevocably, forever and unconditionally release and forever discharge (i) APII, and (ii) each of its current executive officers and directors, and (iii) each of its past, present and future shareholders, agents, directors, officers, executives, employees, representatives, attorneys in each of their capacity as such, and (iv) their predecessors, successors, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "APII Released Parties"), of and from any and all actions, causes of action, suits, debts, judgments, charges and expenses (including attorneys' and paralegal fees and costs at all levels of dispute resolution), of any nature whatsoever, asserted or unasserted, known or unknown, ("Claims"), which Tuchman ever had, now has, or hereafter may have against any of the APII Released Parties; including, without limitation, any Claims in any way arising out of or related to Tuchman's employment and/or other capacity and/or service as a director and/or otherwise with APII and/or any of its subsidiary and/or affiliated entities and/or the termination of his employment and/or other capacities and/or services with APII and/or its subsidiary and affiliated entities, regardless of whether any or all of such Claims arises under any state, federal or foreign statute, ordinance, regulation, order or common law. The Claims released by Tuchman include, but are not limited to, those under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621 et seq.; Title VII of the Civil Rights Act of 1964 ("Title VII"), 42 U.S.C. Section 2000e et seq.; the Americans with Disabilities Act of 1990 ("ADA") 42 U.S.C.
Section 12101 et seq.; the Family and Medical Leave Act of 1993 ("FMLA"), 29 U.S.C. Section 2601 et seq.; and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq. and under any state law of a similar nature; and as any or all of the foregoing are or may be amended, or any other federal, state local or foreign statute, rule or ordinance and any other claims in law or equity. In further expansion of the foregoing releases, Tuchman releases the APII Released Parties of and from any and all Claims based on constructive discharge, express, implied or quasi-contract, and breach of the implied covenant of good faith and fair dealing. In still further expansion of the foregoing releases, Tuchman releases the APII Released Parties of and from any and all Claims for fraud of any kind. Expanding the foregoing releases further still, Tuchman releases the APII Released Parties of and from any and all Claims for wrongful discharge of any kind (including in violation of public policy and constructive discharge), infliction of emotional distress, whether intentional or negligent, defamation, negligence, conspiracy, any and all other common law torts and discrimination on any basis prohibited by statute, public policy or otherwise.

11. APII'S RELEASE OF ALL CLAIMS. APII, on behalf of itself and its subsidiaries, successors and assigns, does hereby irrevocably, forever and unconditionally release and forever discharge Tuchman and each of his successors, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Tuchman Released Parties"), of and from any and all Claims, which APII ever had, now has, or hereafter may have against any of the Tuchman Released Parties; including, without limitation, any Claims in any way arising out of or related to Tuchman's employment and/or other capacity and/or service as a director and/or otherwise with APII and/or any of its subsidiary and/or affiliated entities and/or the termination of his employment and/or other capacities and/or services with APII and/or its subsidiary and affiliated entities, regardless of whether any or all of such Claims arises under any state, federal or foreign statute, ordinance, regulation, order or common law. In still further expansion of the foregoing releases, APII releases the Tuchman Released Parties of and from any and all Claims for fraud of any kind.

12. CLAIMS RELEASED CONSTRUED BROADLY. Tuchman and APII intend that the provisions of this Agreement regarding the Claims being released by the parties under the provisions of this Agreement shall be construed as broadly as possible. However, nothing contained in this Agreement is intended to waive any claims or rights based on this Agreement or a breach of this Agreement, or based on conduct or any event that occurs after the effective date of this Agreement.

13. ASSUMPTION OF RISK OF CHANGE IN FACTS. Each of the parties understands that the facts under which either of them gives this release herein may prove to be different than now known or believed by him or it, and each of them accepts and assumes the risk thereof and agrees that the party's respective release shall remain in full force and effect and not subject to modification, termination or rescission by reason of any difference in facts.

14.      COVENANT NOT TO SUE.

         (A) Neither Tuchman nor any person or entity on Tuchman's behalf has or shall commence, maintain or prosecute any lawsuit, complaint, action or proceeding of any kind against any of the APII Released Parties with respect to any act, omission or other matter in connection with any of the Claims released under Paragraph 10 occurring up to and including the effective date of this Agreement. The foregoing notwithstanding, this covenant not to sue does not extend to any claim for breach of this Agreement.

         (B) Neither APII nor any person or entity on APII's behalf has or shall commence, maintain or prosecute any lawsuit, complaint, action or proceeding of any kind against any of the Tuchman Released Parties with respect to any act, omission or other matter in connection with any of the Claims released under Paragraph 11 occurring up to and including the effective date of this Agreement. The foregoing notwithstanding, this covenant not to sue does not extend to any claim for breach of this Agreement.

15.      RESTRICTION ON COMPETING ACTIVITIES.

         (A) Tuchman shall not, until the first anniversary of the date of this Agreement, directly or indirectly, alone or in conjunction with others, through subsidiaries or affiliates, joint ventures or other business arrangements:

                  (i) develop, aid, consult, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, consultant or otherwise with, any business or enterprise located anywhere in the world, engaged in any business that designs, develops, markets, manufactures, distributes or sells anything substantially similar or directly competitive to the following products, as such products are described in the attached catalogs:

         - I Dig Excavation Kits -- using toys pre-embedded in sand-like, clay, plaster or other material and sold as an activity toy/kit for excavating;

         - Jay Jay the Jet Plane - a wooden play system that includes airplanes, buildings and accessories, used in conjunction with a wooden play system centered on airplanes; or other toys using the Jay Jay the Jet Plane brand;

         - Space Voyagers, Ocean Voyagers, et al, - a line of authentic, educational non-violent action figures, vehicles and accessories based on science and nature exploration activities;

         -        EZ Build - wooden construction projects for children;

         - Play & Store - a line of packaged toys marketing the convenience of container packaging as the unique selling proposition, where the container is the common value added;

         - Climbatron - remote control or mechanical (including wind-up) toys that scale vertical surfaces; and

         -        Drop Zone - parachute toys using parachute material.

Nothing under this Section 15(a)(i) shall prohibit Tuchman from employment (as an employee, consultant or otherwise) or being a shareholder or director with any retailer that currently carries any product that is similar or directly competitive to the APII products set forth on the list above.

                           (ii)     solicit any officers or employees of APII
to terminate their relationships with or to take any action that would have a material adverse effect on the business of APII;

                           (iii)    induce or attempt to induce any customers,
suppliers or distributors of APII to terminate their relationships with or to take any action that would have a material adverse effect on the business of APII;

                           (iv)     collude with Pablo Savetman and/or Timothy
Young, former APII employees, in the inducement to profit from advantageous and privileged access to APII confidential information during employment; or

                           (v)      contact employees of APII (other than
Ronald S. Kaplan (or any successor chief executive officer) or other employees solely for administrative purposes), during business hours, for any reason.

It is expressly agreed that the limitation under Paragraph 15(a)(i) is not intended to restrict or prohibit the ownership by Tuchman of stock or other securities of a publicly-held corporation in which the Tuchman does not possess beneficial ownership of five (5%) percent or more of the voting capital stock of corporation or participate in any management or advisory capacity.

         (B) In the event that any of the provisions contained in this Paragraph 15 relating to the period of restriction or the scope of such restrictions shall be determined by a court of competent jurisdiction to exceed the maximum periods of time which such court determines to be enforceable, or to exceed the enforceable scope of such provisions, the period or scope of such restriction, as the case may be, shall, for purposes of this Agreement, be deemed to be the maximum time period or maximum scope which such court would deem valid and enforceable; and

         (C) In addition to all other remedies, APII shall be entitled to a temporary and permanent injunction without the necessity of showing any actual damage and or a decree for specific performance of this Paragraph 15.

16. CONFIDENTIAL INFORMATION. During Tuchman's employment and other service with APII and/or its subsidiary or affiliated entities, he has had access to confidential and other information proprietary to APII and/or its subsidiary or affiliated entities, including but not limited to trade secrets, operations, customer information, customer prospects, vendor information, sources of supply, strategic plans, inventions, business plans, formulas processes, designs, methods, techniques, know-how, systems, software programs, works of authorship, plans, proposals, information about products including product costs or sale prices, manufacturer and supplier lists, compensation information, and other proprietary information (the "Confidential Information"). Tuchman has not and shall not at any time disclose to any person or entity the Confidential Information acquired during or in connection with his employment with or in rendering services to

APII and/or any of its subsidiaries and affiliates without prior written permission from APII. Tuchman shall keep secret the Confidential Information and all matters that have been entrusted to him and shall not use or attempt to use any of the Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to APII and/or its subsidiaries and affiliates. The above restrictions shall not apply to:

                  (i) information that at the time of disclosure is in the public domain through no fault of Tuchman;

                  (ii) information received from a third party outside of APII that was disclosed without a breach of any confidentiality obligation;

                  (iii) information approved for release by written authorization of APII;

                  (iv) information that may be required to be disclosed by law or by an order of any court, agency or proceeding, provided that Tuchman shall provide APII with notice of any such required disclosure once Tuchman has knowledge of it and will provide all reasonable assistance requested by APII to obtain an appropriate protective order with respect to such information; or

                  (v) information known by Tuchman prior to the commencement of his relationship with APII or developed independently by Tuchman prior to the period of his relationship with APII, provided that no Confidential Information is used by Tuchman.

17.      KNOWING AND VOLUNTARY AGREEMENT.

         (A) Tuchman acknowledges that he has carefully read and understands all of the provisions and effects of this Agreement; that he is voluntarily and knowingly entering into this Agreement free of coercion or duress; and that in agreeing to sign this Agreement, he has not, except for representations, promises, statements, or explanations made herein or in an exhibit attached hereto, relied on any representations, promises, agreements, statements or explanations made by APII or its attorneys concerning the terms or effects of this Agreement in connection with his decisions to execute the same.

         (B) TUCHMAN REPRESENTS AND WARRANTS THAT HE HAS HAD A FULL AND COMPLETE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THAT HE HAS BEEN STRONGLY ADVISED TO SEEK LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT. TUCHMAN ACKNOWLEDGES THAT HE HAS THE RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE
(21) DAYS PRIOR TO SIGNING AND RETURNING IT TO RONALD S. KAPLAN, CHIEF EXECUTIVE OFFICER, ACTION PRODUCTS INTERNATIONAL, INC., 390 NORTH ORANGE AVENUE, SUITE 2185, ORLANDO, FLORIDA 32801. TUCHMAN REPRESENTS THAT, IF HE SIGNED THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, HE HAS FREELY AND VOLUNTARILY WAIVED HIS RIGHT TO CONSIDER THIS AGREEMENT FOR SUCH PERIOD.

         (C) TUCHMAN ALSO ACKNOWLEDGES THAT HE IS AWARE OF AND HAS BEEN ADVISED OF HIS RIGHT TO REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) DAYS AFTER HE SIGNS THIS AGREEMENT BY NOTIFYING, IN WRITING, RONALD S. KAPLAN, BY FACSIMILE TO (419) 781-3805, BY 5 P.M., NEW YORK TIME, ON OR BEFORE THE SEVENTH
(7TH) DAY AFTER HE SIGNS AND RETURNS THE AGREEMENT.

         (D) THIS AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED AND TUCHMAN HAS NOT OTHERWISE REVOKED THIS AGREEMENT IN ACCORDANCE

WITH PARAGRAPH 17(C). APII SHALL HAVE NO OBLIGATIONS UNDER THIS AGREEMENT UNTIL THIS AGREEMENT HAS BECOME EFFECTIVE.

18. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard for its conflicts of laws principles.

19.      INDEMNIFICATION.

         (A) DIRECTORS AND OFFICERS INDEMNITY. APII shall, to the extent not covered by its directors' and officers' insurance policy then in effect, and to the full extent permitted by law and by APII's articles of incorporation and by-laws, indemnify Tuchman and hold him harmless for any acts or decisions made by him while performing his duties as a director, officer and employee, during the term of his employment and services as a director of APII; provided that Tuchman acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of APII and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         (B)      INDEMNIFICATION OF APII.

                  (i) Tuchman agrees to indemnify, defend and hold harmless APII and its shareholders, officers, directors, affiliates, agents and employees (each an "APII Indemnified Party") from and against and in respect of any and all losses, damages, claims, liabilities, actions, suits, proceedings and costs and expenses of defense thereof, including reasonable attorneys' fees (a "Loss"), suffered or incurred by any such party by reason of or arising out of any breach of any representation, warranty, covenant or agreement of Tuchman set forth in this Agreement.

                  (ii) An APII Indemnified Party shall give to Tuchman prompt written notice of any claim, suit or demand which such APII Indemnified Party believes will give rise to a claim for indemnification under Paragraph 19(b)(i); provided, however, that the failure of such APII Indemnified Party to give such prompt written notice shall not affect the liability of Tuchman hereunder, except to the extent that the rights of Tuchman to defend himself or to cure or mitigate the damages are actually prejudiced thereby. Thereafter, such APII Indemnified Party shall furnish to Tuchman, in reasonable detail, such information as it may have with respect to such claim, action, suit or proceeding, including copies of any summons, complaint or other pleading which may have been served upon it or any written claim, demand, invoice, billing or other document evidencing or asserting the same. Provided Tuchman, within ten
(10) days after receipt of such written notice from such APII Indemnified Party, shall acknowledge in writing to such APII Indemnified Party, Tuchman's assumption of responsibility for defense and indemnification with respect to such claim, action, suit or proceeding, Tuchman shall have the right to assume defense of such claim, action, suit or proceedings through counsel selected by Tuchman at Tuchman's expense, and to contest or compromise such claim, action, suit or proceeding. Upon such assumption of defense by Tuchman, such APII Indemnified Party shall cooperate with Tuchman in Tuchman's conduct of such defense to the extent reasonably requested by Tuchman and at Tuchman's expense. So long as Tuchman is defending such claim, action, suit or proceeding, such APII Indemnified Party shall not settle or compromise the same without Tuchman's prior written consent, which consent shall not be unreasonably withheld. Without the prior written consent of APII and such APII Indemnified Party, Tuchman shall not be entitled to settle any claim, action, suit or proceedings the defense of which has been assumed by Tuchman if such settlement might have a material adverse effect or impose any material condition or limitation on the business, operations, prospects or condition (financial or otherwise) conducted by APII.

         (C)      INDEMNIFICATION OF TUCHMAN.

                  (i) APII agrees to indemnify, defend and hold harmless Tuchman and his successors, heirs and assigns (each a "Tuchman Indemnified Party") from and against and in respect of any and all Losses suffered or incurred by any such party by reason of or arising out of any breach of any representation, warranty, covenant or agreement of APII set forth in this Agreement.

                  (ii) A Tuchman Indemnified Party shall give to APII prompt written notice of any claim, suit or demand which such Tuchman Indemnified Party believes will give rise to a claim for indemnification under Paragraph 19(c)(i); provided, however, that the failure of such Tuchman Indemnified Party to give such prompt written notice shall not affect the liability of APII hereunder, except to the extent that the rights of APII to defend itself or to cure or mitigate the damages are actually prejudiced thereby. Thereafter, such Tuchman Indemnified Party shall furnish to APII, in reasonable detail, such information as it may have with respect to such claim, action, suit or proceeding, including copies of any summons, complaint or other pleading which may have been served upon it or any written claim, demand, invoice, billing or other document evidencing or asserting the same. Provided APII, within ten (10) days after receipt of such written notice from such Tuchman Indemnified Party, shall acknowledge in writing to such Tuchman Indemnified Party APII's assumption of responsibility for defense and indemnification with respect to such claim, action, suit or proceeding, APII shall have the right to assume defense of such claim, action, suit or proceedings through counsel selected by APII at APII's expense, and to contest or compromise such claim, action, suit or proceeding. Upon such assumption of defense by APII, such Tuchman Indemnified Party shall cooperate with APII in APII's conduct of such defense to the extent reasonably requested by APII and at APII's expense. So long as APII is defending such claim, action, suit or proceeding, such Tuchman Indemnified Party shall not settle or compromise the same without APII's prior written consent which consent shall not be unreasonably withheld.

20. CHANGE, MODIFICATION AND WAIVER. No change or modification of this Agreement shall be valid unless it is in writing and signed by Tuchman and an authorized officer of APII. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced (in the case of APII, by an authorized officer of APII). The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

21. INTEGRATION. This Agreement and its exhibits constitutes the entire agreement between APII and Tuchman concerning the subject matters hereof and supercedes all prior representations, promises and agreements, whether oral or written, implied or otherwise with respect thereto.

22. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective officers, directors, agents, representatives, employees, servants, affiliates, attorneys, heirs, successors, assigns, or other representatives, if any.

23. SEVERABILITY. Any provision of this Agreement which is adjudged to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement.

24. ATTORNEYS' FEES. In the event an action is brought by either party for breach of by, or to enforce this Agreement, including Paragraph 15, against, the other party, including arbitration, the prevailing party shall receive his or its reasonable attorneys and paralegal fees and costs at all levels of dispute resolution involved as determined by the court or arbitrators, as the case may be.

25. JURISDICTION OF DISPUTES; WAIVER OF JURY TRIAL. In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein, with respect to any of the matters described or contemplated herein or therein, the parties to this Agreement hereby (a) agree under all circumstances absolutely and irrevocably to institute any litigation, proceeding or other legal action in a court of competent jurisdiction located within the County of Orange, Florida, whether a state or federal court; (b) agree that in the event of any such litigation, proceeding or action, such parties will consent and submit to personal jurisdiction in such court; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth herein for communications to such party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by law. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

26. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered to the recipient by (i) hand, (ii) mailed, first class certified mail, return receipt, with postage paid, or (iii) a nationally recognized overnight courier service:

If to APII, to:
Action Products International, Inc.
390 North Orange Avenue, Suite 2185
Orlando, Florida 32801
Attn: Ronald S. Kaplan

with a copy to:
Raice Paykin & Krieg, LLP

185 Madison Avenue, 10th Floor
New York, New York 10016
Attn: James G. Smith, Esq.

If to Tuchman, to:
Ronald E. Tuchman
566 Wayne Drive
River Vale, New Jersey 07675

With a copy to:
Foreht, Last, Ladau, Miller and Katz, LLP
228 East 45th Street, 17th Floor
New York, NY  10017
Attn: Scott M. Miller, Esq.

27. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                 [remainder of page internationally left blank]

         IN WITNESS WHEREOF, the parties have agreed to, and executed, this Agreement, effective as of the last date written below.

EXECUTIVE:

/s/ RONALD E. TUCHMAN
---------------------
Ronald E. Tuchman

Dated: February 7, 2003



APII:

Action Products International, Inc.



By: /s/ RONALD S. KAPLAN
    --------------------
Ronald S. Kaplan, Chief Executive Officer

Dated: February 7, 2003

                                  EXHIBIT "A"

                         Form of Letter of Resignation

February 7, 2003

Ronald S. Kaplan
Action Products International, Inc.
390 N. Orange Ave., Suite 2815
Orlando, FL  32801

Dear Ron,

Effective with this notice of February 7, 2003, I hereby resign as an officer and director of Action Products International, Inc. I wish you and the organization success in the future.

Sincerely,



Ronald Tuchman